Exhibit 10.51

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 30th day of April, 2012 by and among GreenMan Technologies, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s 10% Convertible Preferred Stock (the “Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to the terms hereof, collectively the “Investors”).

RECITALS

A.     Concurrently with the execution of this Agreement, the Company and the Investors are entering into a Securities Purchase Agreement (the “Purchase Agreement”) providing for the sale of Units comprised of shares of Preferred Stock and Common Stock purchase warrants (the “Warrants”); and in connection with the Purchase Agreement, the parties desire to provide the Investors with the right, among other rights, to elect certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B. The Certificate of Designation of Preferences, Rights and Limitations of the 10% Convertible Preferred Stock (the “Certificate”) provides that holders of record of the shares of Preferred Stock, voting as a separate class, shall be entitled to collectively elect three (3) directors.

C.     The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on under circumstances detailed herein.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.     Voting Provisions Regarding Board of Directors.

1.1     For purposes of this Agreement, the term “Shares” shall mean and include any shares of Preferred Stock, by whatever name called, now owned or subsequently acquired by an Investor, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise, but shall expressly exclude any shares of Common Stock issued upon conversion of any Shares of the Preferred Stock.

1.2     Board Composition. From and after the Closing (as such term is defined in the Purchase Agreement), each Investor agrees to vote, or cause to be voted, all Shares owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders of the Company, the following persons shall be elected to the Board:

(a)     So long as Spring Mountain Capital (“Spring Mountain”) owns shares of Preferred Stock, two (2) individuals designated by Spring Mountain, who shall initially be Dr. Avi Faliks and Jamie M. Weston;

(b)     So long as Associated Private Equity LLC (“Associated”) owns shares of Preferred Stock , one (1) individual designated by Associated, who shall initially be Neil Braverman;

To the extent that any of the appointment rights set forth in clauses (a) and (b) above shall no longer be applicable due to the applicable Investor no longer holding Preferred Stock, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the holders of the Company’s Preferred Stock entitled to vote thereon in accordance with, and pursuant to, the Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3     Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4     Removal of Board Members. Each Investor also agrees to vote, or cause to be voted, all Shares owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)     no director elected pursuant to Section 1.2 of this Agreement may be removed from office unless: (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of a majority of the shares of stock (or each class of stock), entitled under Section 1.2 to designate that director, or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)     any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.2 shall be filled pursuant to the provisions of Section 1.2; and

(c)     upon the request of any party or parties entitled to designate a director as provided in Section 1.2, to remove such director, such director shall be removed.

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All Investors agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5     No Liability for Election of Recommended Directors. No party, nor any Affiliate of any such party, shall have any liability as a result of designating a Person for election as a director for any act or omission by such designated Person in his or her capacity as a director of the Company, nor shall any party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.     Remedies.

2.1     Covenants of the Company. The Company agrees to use its reasonable best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s reasonable best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2     Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints the President of the Company, and each member of the Board, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes each of them to represent and to vote, if and only if the party: (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2.3     Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Investors shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4     Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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3.     Miscellaneous.

3.1     Additional Parties.

(a)     Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof as a condition to the issuance of such shares, the Company shall require that any purchaser of said shares become a party to this Agreement by executing and delivering: (i) the Adoption Agreement attached to this Agreement as Exhibit A, along with the Spousal Waiver, as applicable, attached to this Agreement as Exhibit B, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor hereunder, along with the Spousal Waiver, as applicable, attached to this Agreement as Exhibit B. In either event, each person who executes and delivers the Adoption Agreement shall thereafter be deemed an Investor for all purposes under this Agreement.

(b)     In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of Preferred Stock to such Person (other than to a purchaser of Preferred Stock described in Section 3.1(a) above), the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement, in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as an Investor, along with the Spousal Waiver, as applicable, attached to this Agreement as Exhibit B, and thereafter such person shall be deemed an Investor for all purposes under this Agreement.

3.2     Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A, along with the Spousal Waiver, attached to this Agreement as Exhibit B. Upon the execution and delivery of an Adoption Agreement by any transferee and the Spousal Waiver by the transferee's spouse, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 3.2. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 3.11.

3.3     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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3.4     Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

3.5     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6     Notices. Any notice, request or other document required or permitted to given or delivered to any party hereto shall be delivered in accordance with the notice provisions of the Purchase Agreement.

3.7     Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Investors holding 67% of the Shares then held thereby. Notwithstanding the foregoing:

(i)     this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion;

(ii)     the consent of the Investor shall not be required for any amendment or waiver if such amendment or waiver is not, directly or indirectly, applicable to the rights of the Investor hereunder;

(iii)     Schedule A hereto may be amended by the Company from time to time without the consent of other parties with respect to the Investors by adding other additional parties as Investors; and

(iv)     any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

In addition, notwithstanding anything to the contrary contained herein, any provision of this Section 3.7 that requires a particular Investor consent to a particular amendment may not be amended or terminated without the consent of such Investor. The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 3.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

3.8     Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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3.9     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

3.10     Entire Agreement. This Agreement (including the Exhibits hereto), and the Certificate and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11     Legend on Share Certificates. Each certificate representing Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 3.11 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 3.11 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

3.12     Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Investors (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 3.11.

3.13     Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

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3.14     Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

3.15     Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

3.16     Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered to be valid and effective for all purposes.

3.17     Aggregation of Stock. All Shares held or acquired by an Investor and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follow]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

GREENMAN TECHNOLOGIES, INC.

By:  /s/Charles E. Coppa

Name:  Charles E. Coppa

INVESTORS:

Next View Capital, LP

By: /s/Stewart R. Flink

Name: Stewark R. Flink

180 Crestview Drive

Deerfield, IL 60015

Objective Investments LLC

By: /s/Ross G. Kaminsky

Name: Ross G. Kaminsky, Managing Member

7500 Magnolia Drive

Nederland, CO 84066

By: /s/Phillip Sylvester

Name: Phillip Sylvester

3801 Collins Ave #606

Miami Beach, FL 33140

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Associated Private Equity LLC

By: /s/Neil K. Braverman

Name: Neil K. Braverman, General Partner

TS World Development Master Fund Ltd.

By: /s/Thomas A. Schmitt

Name: Thomas A. Schmitt

Taum Sauk Capital LP

150 E. 52nd, Ste 4001

New York, NY 10022

By: /s/Ronald H. Muhlenkamp

Name: Ronald H. Muhlenkamp

Carpe Diem Opportunity Fund LP

By: /s/John Ziegelman

Name: John Ziegelman

President, Carpe Diem Capital Management LLC

Its: Investment Manager

c/o Carpe Diem Capital Management LLC

401 N Michigan Ave, Ste 301

Chicago, IL 60611

Attn: John Ziegelman

Provident Premier Master Fund Ltd

By: /s/John Ziegelman

Name: John Ziegelman

President, Carpe Diem Capital Management LLC

Its: Manager/Authorized Trading Agent

c/o Carpe Diem Capital Management LLC

401 N Michigan Ave, Ste 301

Chicago, IL 60611

Attn: John Ziegelman

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SMC RESERVE FUND II OFFSHORE, LP

By:      Spring Mountain Capital G.P., LLC,

Its General Partner

By: /s/Gregory P. Ho

Gregory P. Ho

Managing Member

Address:     Spring Mountain Capital, LP

65 East 55th Street, 33rd Floor

New York, NY 10022

Attn: Jamie Weston

SMC EMPLOYEES PARTNERSHIP

By:        /s/Gregory P. Ho

Gregory P. Ho

Authorized Signatory

Address:     Spring Mountain Capital, LP

65 East 55th Street, 33rd Floor

New York, NY 10022

Attn: Jamie Weston

SMC SELECT CO-INVESTMENT FUND I, LP

By:      SMC Select Co-Investment I, G.P., LLC,

Its General Partner

By:   Spring Mountain Capital G.P., LLC,

Its Member

By:   /s/Gregory P. Ho

Gregory P. Ho

Managing Member

Address:     Spring Mountain Capital, LP

65 East 55th Street, 33rd Floor

New York, NY 10022

Attn: Jamie Weston

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SMC RESERVE FUND II, LP

By:      Spring Mountain Capital G.P., LLC,

Its General Partner

By:  /s/Gregory P. Ho

Gregory P. Ho

Managing Member

Address:     Spring Mountain Capital, LP

65 East 55th Street, 33rd Floor

New York, NY 10022

Attn: Jamie Weston

Ironman PI I and II (QP), LP

By: /s/G. Bryan Dutt

Name: G. Bryan Dutt

2211 Norfolk, Suite 611

Houston, TX 77098

Cranshire Capital Master Fund, Ltd.

By: /s/Keith A. Goodman

Name: Keith A. Goodman, Authorized Signatory

Address: 3100 Dundee Road, Suite 703

Northbrook, IL 60062

Kingsbrook Opportunities Master Fund LP

By: Kingsbrook Opportunities GP LLC, its general partner

       By: /s/Scott M. Wallace

              Scott M. Wallace

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SCHEDULE A

LIST OF INVESTORS

Name and Address of Investor:	Number of Shares of Preferred Stock
Next View Capital LP 180 Crestview Drive, Deerfield, Illinois 60015	82.6
Objective Investments LLC 7500 Magnolia Drive, Nederland, CO 80466	10
Phillip Sylvester 3801 Collins Ave, #606, Miami Beach, FL 33140	20
Associated Private Equity LLC 4454 Wayside Dr. Naples, FL 34119	105
TS World Development Master Fund Ltd. 150 E. 52nd Street, 4001 New York, NY 10022	20
Ronald H. Muhlenkamp 725 Three Degree Rd. Butler, PA 16002	70
Carpe Diem Opportunity Fund LP 401 N Michigan Ave, Ste 1301 Chicago, IL 60611	30
Provident Premier Master Fund Ltd. 401 N Michigan Ave, Ste 1301 Chicago, IL 60611	50
SMC SELECT CO-INVESTMENT FUND I, LP 65 East 55th Street, 33rd Floor New York, NY 10022 Attn: Jamie Weston	100
SMC RESERVE FUND II, LP 65 East 55th Street, 33rd Floor New York, NY 10022 Attn: Jamie Weston	160

Name and Address of Investor:	Number of Shares of Preferred Stock
SMC RESERVE FUND II OFFSHORE, LP 65 East 55th Street, 33rd Floor New York, NY 10022 Attn: Jamie Weston	40
SMC EMPLOYEES PARTNERSHIP 65 East 55th Street, 33rd Floor New York, NY 10022 Attn: Jamie Weston	49
Ironman PI Fund II (QP), L.P. 2211 Norfolk, Suite 611 Houston, Texas 77098	50
Cranshire Capital Master Fund, Ltd. 3100 Dundee Road, Suite 703 Northbrook, IL 60062	15
Kingsbrook Opportunities Master Fund LP c/o Kingsbrook Partners LP 590 Madison Avenue, 27th Floor New York, NY 10022 Attention: Adam Chill/Ari Storch	20

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (this “Adoption Agreement”) is executed by the undersigned (the “Investor”) pursuant to the terms of that certain Voting Agreement dated as of April 30, 2012 (the “Agreement”), by and among GreenMan Technologies, Inc., a Delaware corporation (the “Company”) and certain of its stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Investor agrees as follows.

1.     Acknowledgement. Investor acknowledges that Investor is acquiring certain shares of the Preferred Stock of the Company (including options, warrants or other rights thereto, the “Securities”), either as a transferee or as a party who has agreed to be bound by the terms of the Agreement.

2.     Agreement. Investor hereby (a) agrees that the Securities, and any other shares of Preferred Stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement, (b) adopts the Agreement with the same force and effect as if Investor were originally a party thereto; and (c) agrees to sign any and all documents pertaining to the acquisition of Preferred Stock as the Company may reasonably request.

3.     Notice. Any notice required or permitted by the Agreement shall be given to Investor at the address or facsimile number listed below Investor’s signature hereto.

DATE:	INVESTOR:

By:
Name:

Address:

Facsimile Number:

ACCEPTED AND AGREED:

GREENMAN TECHNOLOGIES, INC.

By:
Name:
Title:

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ______________, acknowledge that I have read the Voting Agreement, dated as of ___________________________, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
Name: